UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2023

BAR HARBOR BANKSHARES

(Exact Name of Registrant as Specified in its Charter)

Maine	001-13349	01-0393663
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

PO Box 400		04609-0400
82 Main Street		(Zip Code)
Bar Harbor, Maine
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (207) 288-3314

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.00 per share	BHB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

Bar Harbor Bankshares (the “Company”) held its 2023 Annual Meeting of Shareholders on May 18, 2023 (the “Annual Meeting”). The board of directors of the Company (the “Board”) solicited proxies pursuant to a definitive proxy statement (the “Proxy Statement”), that the Company filed on March 31, 2023 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended. There was no solicitation in opposition to the Board’s solicitation.

At the Annual Meeting, holders of Company common stock were asked to consider and vote upon the four proposals set forth below, which are described in more detail in the Proxy Statement. Each share of common stock was entitled to one vote with respect to each proposal. Holders of a total of 12,733,167 shares of common stock were present in person or by proxy at the Annual Meeting, representing 84.19% of the voting power entitled to vote at the Annual Meeting. The voting results reported below are final.

The proposals considered and voted on by the shareholders at the Annual Meeting, and the votes of the shareholders on those proposals, were as follows:

Proposal 1.	Shareholders voted as follows with respect to the election of each of the following director nominees:

Nominee	For	Withhold	Broker Non-Votes
Daina H. Belair	10,452,532	304,560	1,976,075
Matthew L. Caras	10,488,065	269,027	1,976,075
David M. Colter	10,517,582	239,510	1,976,075
Martha T. Dudman	10,352,099	404,993	1,976,075
Lauri E. Fernald	10,431,016	326,076	1,976,075
Debra B. Miller	10,478,052	279,040	1,976,075
Brendan J. O’Halloran	10,466,060	291,032	1,976,075
Brian D. Shaw	10,541,902	215,190	1,976,075
Curtis C. Simard	10,440,197	316,895	1,976,075
Kenneth E. Smith	10,473,288	283,804	1,976,075
Scott G. Toothaker	10,492,676	264,416	1,976,075
David B. Woodside	10,462,157	294,935	1,976,075

As a result of these votes, each of the 12 nominees was elected to serve as a director until the Company’s 2024 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. As previously disclosed, the Company announced with deep sadness that Mr. O’Halloran passed away on May 9, 2023 and therefore will not be serving as a director. The Board chose not to submit a substitute nominee for Mr. O’Halloran’s director position, and the Board is currently comprised of 11 members.

Proposal 2.    Shareholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers in 2022, as disclosed in the Proxy Statement, by the following vote:

	For	Against	Abstain	Broker Non-Votes
Approval of the Compensation of our Named Executive Officers	9,296,103	1,211,845	249,144	1,976,075

Proposal 3.    Shareholders approved, on a non-binding advisory basis, the frequency of holding future non-binding advisory votes on the compensation of the Company’s named executive officers every year, by the following vote:

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers	9,520,900	148,509	893,518	194,165	1,976,075

The Company has determined that it will continue to include an advisory vote on the compensation of the Company’s named executive officers in its proxy materials every year until the next required advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, which will occur no later than the Company’s 2029 Annual Meeting of Shareholders.

Proposal 4.    Shareholders ratified the appointment of RSM US LLP as independent auditor for the fiscal year ending December 31, 2023, by the following vote:

	For	Against	Abstain
Ratification of Appointment of RSM US LLP	12,510,501	119,086	103,580

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Bar Harbor Bankshares

May 18, 2023	By:	/s/ Josephine Iannelli
Josephine Iannelli
Executive Vice President and Chief Financial Officer